THERMON REPORTS FOURTH QUARTER AND FISCAL YEAR 2021 RESULTS

•Achieved annual cost savings of $22 million in Fiscal 2021
•Reduced long term debt by $27.5 million in Fiscal 2021, including $20.6 million repayment in Q4 2021
•Ending backlog of $114 million, up 8% versus prior year and 4% versus prior quarter
•Launching long-term growth initiatives to diversify end markets, expand in developing economies and enhance technology enabled maintenance
AUSTIN, Texas, May 27, 2021 -- Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon"), a global leader in industrial process heating solutions, today announced consolidated financial results for the fourth quarter ("Q4 2021") and the fiscal year ended March 31, 2021 ("Fiscal 2021"). Key highlights for Q4 2021 include:

•Revenue of $73.3 million versus $88.4 million in Q4 2020, a decrease of $15.1 million, or 17%
•Gross margin of 37.1%, as compared to 40.3% in Q4 2020
•Fully diluted GAAP earnings per share ("EPS") of $(0.02) and Non-GAAP Adjusted EPS of $0.03

Key highlights for Fiscal 2021 include:

•Revenue of $276.2 million versus $383.5 million in Fiscal 2020, a decrease of $107.3 million, or 28%
•Gross margin of 42.5%, as compared to 42.1% in Fiscal 2020
•Fully diluted GAAP earnings per share of $0.03 and Non-GAAP Adjusted EPS of $0.34

"While COVID-19 restrictions and the depressed demand for transportation fuels continues to impact our customers and certain end markets, maintenance spending has positively inflected in recent months and is starting to show signs of expansion. During the course of the pandemic, we took timely and significant actions to decrease our costs and reduce our debt to preserve value, and the management team remains focused on building a strong foundation for future growth as the early signs of a recovery appear. We are actively pursuing new opportunities to diversify our end markets, expanding our presence in developing growth regions and continuing to invest in our industry leading software and technology platforms to capture the value within our global installed base. We firmly believe our business is well positioned, both financially and strategically, to provide value added solutions as the global economy navigates the long-term transition to a more sustainable energy model," said Bruce Thames, Thermon's President and Chief Executive Officer.

Q4 2021 net income (loss) attributable to Thermon and EPS were $(0.8) million and $(0.02), respectively, compared to net income (loss) and EPS of $(3.0) million and $(0.09), respectively, for the fiscal quarter ended March 31, 2020 ("Q4 2020"). After taking into account the impact of restructuring, acceleration of unamortized debt costs, the benefit from the Canadian Emergency Wage Subsidy (the "CEWS") and intangible amortization related to prior acquisition activities (see table, Reconciliation of Net Income/(Loss) Attributable to Thermon to Adjusted Net Income (Loss) and Adjusted EPS), Thermon generated Adjusted Net Income in Q4 2021 of $0.9 million and Adjusted EPS of $0.03 compared to $0.4 million and $0.01, respectively, in Q4 2020.

Adjusted EBITDA was $6.2 million in Q4 2021 as compared to $9.2 million in Q4 2020, a decrease of $3.0 million, or 33% (see table, Reconciliation of Net Income (Loss) Attributable to Thermon to Adjusted EBITDA). Adjusted EBITDA was negatively impacted by $5.8 million of unusual items in the quarter, of which $3.3 million was associated with the operational execution on a large international project, $0.7 million related to a specific customer past due account, and the balance was attributable to lost productivity due to Winter Storm Uri and other smaller miscellaneous charges. Cash provided by operating activities was $14.8 million as compared to $18.4 million in Q4 2020, a decrease of $3.6 million.

Fiscal 2021 net income (loss) attributable to Thermon and EPS were $1.2 million and $0.03, respectively, compared to $11.9 million and $0.36 in Fiscal 2020. After taking into account the impact of restructuring, acceleration of unamortized debt costs, the benefit from the CEWS and intangible amortization (see table, Reconciliation of Net Income (Loss) Attributable to Thermon to Adjusted Net Income (Loss) and Adjusted EPS), Thermon generated Adjusted Net Income in Fiscal 2021 of $11.2 million and Adjusted EPS of $0.34 compared to $24.8 million and $0.75, respectively, during Fiscal 2020.

Adjusted EBITDA was $36.6 million in Fiscal 2021 as compared to $64.3 million in Fiscal 2020, a decrease of $27.7 million, or 43%. Cash flow from Operations was $30.3 million as compared to $70.7 million in Fiscal 2020, a decrease of $40.4 million.

As of March 31, 2021, Thermon had $148.5 million of gross outstanding debt and $40.1 million of cash and cash equivalents, representing net debt of $108.4 million. Based on Thermon's trailing twelve month Adjusted EBITDA of Thermon, our Net Debt to trailing twelve month Adjusted EBITDA leverage ratio was 3.0x as of March 31, 2021.

Mr. Thames continued, "The last twelve months represented a unique challenge for the industry and Thermon team, and I'm proud of our employee's response. They truly modeled our core values of care, commitment and collaboration during a difficult time. We were able to continue operations with enhanced safety measures, restructure our business to improve operating productivity and resolve contingencies at reasonable costs. When evaluating our business without the impact of certain non-recurring items in Q4 2021, the underlying results remain strong. Backlog increased by 8% with a positive book-to-bill, heat tracing material pricing has increased in recent quarters, and we have a considerably lower run-rate base cost profile. The business continues to generate cash, and we made $20 million of optional debt repayments in Q4 2021. As we look ahead, we see a gradual return to growth, starting with maintenance spending in the near term followed by later-cycle Greenfield opportunities as capital investments recover."

Additional Information

Backlog     was $114.2 million as of March 31, 2021, representing a $8.8 million increase, or 8%, as compared to Q4 2020 backlog of $105.4 million. Orders in Q4 2021 were $76.8 million versus $90.5 million in Q4 2020, a decrease of $13.7 million, or 15%.

During Q4 2021, new facility construction (or "Greenfield") and facility maintenance, repair and operations and upgrade or expansion (or "MRO/UE") activity from our legacy heat tracing business accounted for 33% and 67% of revenue, respectively, which compares to 40% and 60%, respectively, in Q4 2020.

Outlook

For our fiscal year ending March 31, 2022, we expect our revenue will be approximately $278-295 million. We will continue to prioritize our capital allocation towards optional debt repayments in the near term and target a Net Debt to Adjusted EBITDA leverage ratio of 1.5x - 2.0x in the next twelve months.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Kevin Fox, Senior Vice President and Chief Financial Officer, will discuss Q4 2021 results during a conference call today, May 27, 2021, at 10:00 a.m. (Central Time). The call will be simultaneously webcast and the accompanying slide presentation containing financial information can be accessed on Thermon's investor relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 407-5976 from within the United States/Canada and (412) 902-0031 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's investor relations website after the conclusion of the call.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA,", "Adjusted EBITDA margin" and "Adjusted Net Income (Loss)" which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income" and "Adjusted EPS" (or "Adjusted fully diluted EPS") represent net income attributable to Thermon before the tax benefit from income tax rate reductions in certain foreign jurisdictions, amortization of intangible assets, the income tax effect on any non-tax adjustments, costs associated with our restricting and other income/(charges), and income related to the CEWS per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, income attributable to non-controlling interests, costs associated with our restructuring and other income/(charges), and income related to the CEWS.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, or Adjusted Net Income (Loss). Adjusted EPS, Adjusted EBITDA and Adjusted Net Income (Loss) should be considered in addition to, and not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted EPS, Adjusted EBITDA and Adjusted Net Income may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA and Adjusted Net Income are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income (Loss) Attributable to Thermon to Adjusted EBITDA" and "Reconciliation of Net Income (Loss) Attributable to Thermon to Adjusted Net Income (Loss) and Adjusted EPS."

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used herein, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.
Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) the outbreak of the novel strain of coronavirus (COVID-19); (ii) general economic conditions and cyclicality in the markets we serve; (iii) future growth of energy, chemical processing and power generation capital investments; (iv) our ability to operate successfully in foreign countries; (v) our ability to deliver existing orders within our backlog; (vi) our ability to bid and win new contracts; (vii) the imposition of certain operating and financial restrictions contained in our debt agreements; (viii) tax liabilities and changes to tax policy; (ix) our ability to successfully develop and improve our products and successfully implement new technologies; (x) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (xi) our revenue mix; (xii) our ability to grow through strategic acquisitions; (xiii) changes in relevant currency exchange rates; (xiv) impairment of goodwill and other intangible assets; (xv) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xvi) our ability to protect our trade secrets; (xvii) our ability to protect our intellectual property; (xiii) our ability to protect data and thwart potential cyber-attacks; (xix) a material disruption at any of our manufacturing facilities; (xx) our dependence on subcontractors and third-party suppliers; (xxi) our ability to profit on fixed-price contracts; (xxii) the credit risk associated to our extension of credit to customers; (xxiii) our ability to achieve our operational initiatives; (xxiv) unforeseen difficulties with expansions, relocations, or consolidations of existing facilities; (xxv) potential liability related to our products as well as the delivery of products and services; (xxvi) our ability to comply with foreign anti-corruption laws; (xxvii) export control regulations or sanctions; (xxviii) changes in government administrative policy; (xxix) geopolitical instability in Russia and Ukraine and related sanctions by the U.S. government; (xxx) environmental and health and safety laws and regulations as well as environmental liabilities; and (xxxi) climate change and related regulation of greenhouse gases, and (xxxii)

those factors listed under Item 1A “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2021 and in any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have filed or may file with the SEC. Any one or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.
Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Kevin Fox
(512) 690-0600
Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
Sales	$73,323	$88,371	$276,181	$383,486
Cost of sales	46,090	52,787	158,938	221,848
Gross profit	27,233	35,584	117,243	161,638
Operating expenses:
Marketing, general and administrative and engineering	23,796	28,800	91,398	111,202
Restructuring and other charges	(69)	—	8,623	—
Amortization of intangible assets	2,180	4,419	9,445	17,773
Income from operations	1,326	2,365	7,777	32,663
Interest income and expense, net	(2,029)	(2,573)	(8,660)	(12,142)
Debt cost amortization	(752)	(311)	(1,525)	(1,885)
Interest expense, net	(2,781)	(2,884)	(10,185)	(14,027)

Other income (expense)	(53)	(1,557)	2,135	(1,558)
Income before provision for taxes	(1,508)	(2,076)	(273)	17,078
Income tax expense (benefit)	(745)	892	(1,438)	5,142
Net Income (Loss)	(763)	(2,968)	1,165	11,936

Income attributable to non-controlling interests	—	—	—	(2)
Net Income (Loss) attributable to Thermon	$(763)	$(2,968)	$1,165	$11,938

Net income (loss) per common share:
Basic income (loss) per share	$(0.02)	$(0.09)	$0.04	$0.36
Diluted income (loss) per share	$(0.02)	$(0.09)	$0.03	$0.36
Weighted-average shares used in computing Net Income (Loss) per common share:
Basic common shares	33,207	32,893	33,135	32,760
Fully-diluted common shares	33,207	32,893	33,341	33,149

	March 31, 2021	March 31, 2020
Cash and cash equivalents	$40,124	$43,237
Total debt (principal amount)	148,500	176,000
Total equity	379,161	346,439

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) Attributable to Thermon to Adjusted EBITDA
(Unaudited, in Thousands)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Twelve Months Ended March 31, 2021	Twelve Months Ended March 31, 2020
GAAP Net Income (Loss) attributable to Thermon	$(763)	$(2,968)	$1,165	$11,938
Interest expense, net	2,781	2,884	10,185	14,027
Income tax expense (benefit)	(745)	892	(1,438)	5,142
Depreciation and amortization expense	5,105	7,120	20,722	28,275
EBITDA (non-GAAP)	$6,378	$7,928	$30,634	$59,382
Stock compensation expense	807	1,290	3,728	4,960
Restructuring and other charges/(income)	(69)	—	8,623	—
Income (loss) attributable to non-controlling interests	—	—	—	(2)
Canadian Emergency Wage Subsidy	(907)	—	(6,412)	—
Adjusted EBITDA (non-GAAP)	$6,209	$9,218	$36,573	$64,340
Adjusted EBITDA margin	8.5%	10.4%	13.2%	16.8%
207

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) Attributable to Thermon to Adjusted Net Income (Loss) and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Twelve Months Ended March 31, 2021	Twelve Months Ended March 31, 2020	Adjustment to:
GAAP Net Income (Loss) attributable to Thermon	$(763)	$(2,968)	$1,165	$11,938
Restructuring and other charges/(income)	(69)	—	8,623	—	Operating expense
Acceleration of unamortized debt costs	510	51	510	756
Amortization of intangible assets	2,180	4,419	9,445	17,773	Intangible amortization
Tax benefit for impact of foreign rate reductions	332	—	332	(1,231)	Tax benefit
Canadian Emergency Wage Subsidy	(907)	—	(6,412)	—	Cost of Sales and Operating expense
Tax effect of adjustments	(356)	(1,073)	(2,450)	(4,447)
Adjusted Net Income (Loss) (non-GAAP)	$927	$429	$11,213	$24,789

Adjusted fully diluted earnings per common share (adjusted EPS) (non-GAAP)	$0.03	$0.01	$0.34	$0.75

Fully-diluted common shares	33,526	33,289	33,341	33,149

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Twelve Months Ended March 31, 2021	Twelve Months Ended March 31, 2020
Cash provided by operating activities	$14,810	$18,371	$30,289	$70,726
Less: Cash used for purchases of property, plant and equipment	(3,424)	(4,154)	(8,132)	(10,855)
Plus: Sales of rental equipment	235	232	300	603
Plus: Proceeds from sales of land and buildings	—	—	—	242
Free cash flow provided (non-GAAP)	$11,621	$14,449	$22,457	$60,716